EXHIBIT 99.1

Salt Lake City, Utah - Utah Medical Products, Inc. (Nasdaq: UTMD) announces that its Board of Directors approved a quarterly cash dividend of twenty-two and one-half cents ($.225) per share of common stock payable on January 3, 2008 to shareholders of record at the close of business on December 14, 2007.  This is a seven percent (7%) increase over the dividend declared in the same quarter of the prior year.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of disposable and reusable specialty medical devices.